Exhibit 21

                                  SUBSIDIARIES
                                       of
                          WORLD ACCEPTANCE CORPORATION

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
                                                              Jurisdiction of Incorporation
         Corporate Name                                             or Organization
-------------------------------------------                   ------------------------------
World Acceptance Corporation                                  South Carolina
World Finance Corporation of South Carolina, Inc.             South Carolina
World Finance Corporation of Georgia                          Georgia
World Finance Corporation of Texas                            Texas
World Acceptance Corporation of Oklahoma, Inc.                Oklahoma
World Finance Corporation of Louisiana                        Louisiana
World Acceptance Corporation of Missouri                      Missouri
World Finance Corporation of Tennessee                        Tennessee
World Acceptance Corporation of Alabama                       Alabama
WAC Insurance Company, Ltd.                                   Turks & Caicos Islands
WFC Limited Partnership                                       Texas, but not Inc.
WFC of South Carolina, Inc.                                   South Carolina
World Finance Corporation of Illinois                         Illinois
World Finance Corporation of New Mexico                       New Mexico